JENNISON SMALL COMPANY FUND, INC.
                      Gateway Center Three
                       100 Mulberry Street
                    Newark, New Jersey 07102


                                                     May 29, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn.:  Filer Support Unit


Re: Jennison Small Company Fund, Inc. (the Fund)
File No. 811-03084


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Small Company Fund, Inc. for the period ended March
31, 2008. The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,



                                   /s/Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of May 2008.


                Jennison Small Company Fund, Inc.



Witness:  /s/Louanna P. Lanier               By: /s/Jonathan D.
Shain
       Louanna P. Lanier          Jonathan D. Shain
                                Assistant Secretary